Exhibit 12.1
Validus Holdings, Ltd.
Ratio of Earnings to Fixed Charges

	Three Months	Year Ended	Year Ended	Year Ended	Period Ended
	Ended March 31,	December 31,	December 31,	December 31,	December 31,
	2009	2008	2007	2006	2005 (1)(2)

Earnings

Pre-tax income from continuing operations	$94,381	$63,898	$404,501	$183,097	$(49,708)

Validus:
Imputed interest on operating leases	150	562	657	39	—
9.069% Junior Subordinated Deferrable Debentures	3,588	14,354	14,398	7,824	—
8.480% Junior Subordinated Deferrable Debentures	3,348	14,704	8,938	—	—
Credit facilities	364	910	2,332	965	—
Talbot letter of credit facilities	62	255	658	—	—
Talbot other interest	—	(186)	620	—	—
Talbot third party funds at Lloyd’s facility	361	27,281	24,808	—	—

Fixed Charges	7,873	57,880	52,411	8,828	—

Earnings	102,254	121,778	456,912	191,925	(49,708)

Fixed Charges	7,873	57,880	52,411	8,828	—

Ratio of Earnings to Fixed Charges	12.99	2.10	8.72	21.74	NM

Earnings

Pre-tax income from continuing operations	$94,381	$63,898	$404,501	$183,097	$(49,708)

Validus:
Imputed interest on operating leases	150	562	657	39	—
9.069% Junior Subordinated Deferrable Debentures	3,588	14,354	14,398	7,824	—
8.480% Junior Subordinated Deferrable Debentures	3,348	14,704	8,938	—	—
Credit facilities	364	910	2,332	965	—
Talbot letter of credit facilities	62	255	658	—	—
Talbot other interest	—	(186)	620	—	—

Fixed Charges Excluding FAL Costs (3)	7,512	30,599	27,603	8,828	—

Earnings	101,893	94,497	432,104	191,925	(49,708)

Fixed Charges Excluding FAL Costs (3)	7,512	30,599	27,603	8,828	—

Ratio of Earnings to Fixed Charges Excluding FAL Costs (3)	13.56	3.09	15.65	21.74	NM

(1)	The initial premiums written by the Validus began January 1, 2006. There were no earnings during the period ended December 31, 2005.

(2)	NM — not meaningful

(3)	FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

Unaudited Pro forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges
for Validus Holdings, Ltd. and IPC Holdings, Ltd. for the Year Ended December 31, 2008

	Pro forma
	Combined	Elimination	IPC

	Year Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,
	2008	2008	2008

Earnings

Pre-tax income from continuing operations	$134,143	$(20,203)	$90,447

Validus:
Imputed interest on operating leases (1)	562	—	—
9.069% Junior Subordinated Deferrable Debentures	14,354	—	—
8.480% Junior Subordinated Deferrable Debentures	14,704	—	—
Credit facilities	910	—	—
Talbot letter of credit facilities	255	—	—
Talbot other interest	(186)	—	—
Talbot third party funds at Lloyd’s facility	27,281	—	—
IPC:
Interest expense	2,659	—	2,659
Dividend on preferred shares (2)	—	(14,939)	14,939

Fixed Charges	60,539	(14,939)	17,598

Earnings	194,682	(35,142)	108,045

Fixed Charges	60,539	(14,939)	17,598

Ratio of Earnings to Fixed Charges	3.22	2.35	6.14

Earnings

Pre-tax income from continuing operations	$134,143	$(20,203)	$90,447

Validus:
Imputed interest on operating leases (1)	562	—	—
9.069% Junior Subordinated Deferrable Debentures	14,354	—	—
8.480% Junior Subordinated Deferrable Debentures	14,704	—	—
Credit facilities	910	—	—
Talbot letter of credit facilities	255	—	—
Talbot other interest	(186)	—	—
IPC:
Interest expense	2,659	—	2,659
Dividend on preferred shares (2)	—	(14,939)	14,939

Fixed Charges Excluding FAL Costs (3)	33,258	(14,939)	17,598

Earnings	167,401	(35,142)	108,045

Fixed Charges Excluding FAL Costs (3)	33,258	(14,939)	17,598

Ratio of Earnings to Fixed Charges Excluding FAL Costs (3)	5.03	2.35	6.14

(1)	No imputed interest on IPC’s operating leases as any estimates would be unreliable without access to lease agreements.

(2)	Dividend on preferred shares of $14.9 million was excluded from fixed changes as the related preferred shares do not exist on a pro forma basis.

(3)	FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.

Unaudited Pro forma Condensed Combined Consolidated Ratio of Earnings to Fixed Charges
for Validus Holdings, Ltd. and IPC Holdings, Ltd. for the Three Months Ended March 31, 2009

	Pro forma
	Combined	Elimination	IPC

	March 31,	March 31,	March 31,
	2009	2009	2009

Earnings

Pre-tax income from continuing operations	$110,080	$7,447	$8,252

Validus:
Imputed interest on operating leases (1)	150	—	—
9.069% Junior Subordinated Deferrable Debentures	3,588	—	—
8.480% Junior Subordinated Deferrable Debentures	3,348	—	—
Credit facilities	364	—	—
Talbot letter of credit facilities	62	—	—
Talbot other interest	0	—	—
Talbot third party funds at Lloyd’s facility	361	—	—
IPC:
Interest expense	383	—	383

Fixed Charges	8,256	0	383

Earnings	118,336	7,447	8,635

Fixed Charges	8,256	0	383

Ratio of Earnings to Fixed Charges	14.33	—	22.55

Earnings

Pre-tax income from continuing operations	$110,080	$7,447	$8,252

Validus:
Imputed interest on operating leases (1)	150	—	—
9.069% Junior Subordinated Deferrable Debentures	3,588	—	—
8.480% Junior Subordinated Deferrable Debentures	3,348	—	—
Credit facilities	364	—	—
Talbot letter of credit facilities	62	—	—
Talbot other interest	0	—	—
IPC:
Interest expense	383	—	383

Fixed Charges Excluding FAL Costs (2)	7,895	0	383

Earnings	117,975	7,447	8,635

Fixed Charges Excluding FAL Costs (2)	7,895	0	383

Ratio of Earnings to Fixed Charges Excluding FAL Costs (2)	14.94	—	22.55

(1)	No imputed interest on IPC’s operating leases as any estimates would be unreliable without access to lease agreements.

(2)	FAL Costs represent both fixed and variable costs paid for financing Validus’ operations at Lloyd’s. The ratio of earnings to fixed charges excluding FAL Costs demonstrates the degree to which the ratio changes if FAL Costs are treated as variable rather than fixed costs.